Exhibit 10.68






                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                        SOLECTRON FEDERAL SYSTEMS, INC.,
                              SOLECTRON CORPORATION
                                       AND
                           TRIMBLE NAVIGATION LIMITED


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                        Asset Purchase Table of Contents

ARTICLE 1 DEFINITIONS..................................................1


ARTICLE 2 PURCHASE AND CONSIDERATION..................................10

   2.1   PURCHASE AND SALE OF ASSETS TO BE TRANSFERRED................10

   2.2   ASSETS NOT TO BE TRANSFERRED.................................11

   2.3   LIABILITIES AND OBLIGATIONS..................................11

   2.4   CONSIDERATION................................................12

   2.5   ADJUSTMENT OF PURCHASE PRICE.................................12

   2.6   TRANSFER TAXES...............................................13

   2.7   NONASSIGNABLE ASSETS.........................................13

   2.8   ALLOCATION...................................................13

   2.9   LICENSE OF ANCILLARY TECHNOLOGY..............................14


ARTICLE 3 CLOSING.....................................................14

   3.1   THE CLOSING..................................................14

   3.2   PAYMENT......................................................14

   3.3   BUYER'S ADDITIONAL DELIVERIES................................14

   3.4   SELLER'S DELIVERIES..........................................15

   3.5   PASSAGE OF TITLE ............................................15


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER....................15

   4.1   ORGANIZATION OF SELLER.......................................16

   4.2   AUTHORIZATION................................................16

   4.3   TAXES........................................................16

   4.4   CONDITION OF ASSETS..........................................17

   4.5   GOVERNMENTAL PERMITS.........................................17

   4.6   TITLE TO TANGIBLE PROPERTY...................................17

   4.7   INTELLECTUAL PROPERTY........................................17

   4.8   EMPLOYEES....................................................17

   4.9   CONTRACTS....................................................18

   4.10  NO VIOLATION, LITIGATION OR REGULATORY ACTION ...............18

   4.11  ENVIRONMENTAL MATTERS .......................................19

   4.12  NO FINDER ...................................................20

   4.13  DISCLOSURE ..................................................20

   4.14  YEAR 2000 COMPLIANCE ........................................20


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER.....................20

   5.1   ORGANIZATION OF BUYER........................................20

   5.2   AUTHORIZATION................................................21

   5.3   NO FINDER....................................................21

   5.4   CASH CONSIDERATION...........................................21

   5.5   DISCLOSURE...................................................22


ARTICLE 6 ACTION PRIOR TO THE CLOSING DATE............................22

   6.1   INVESTIGATION OF THE OPERATIONS BY BUYER.....................22

   6.2   PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES..........22

   6.3   TRANSFERRED AGREEMENTS.......................................23

   6.4   NOTICE OF CERTAIN MATTERS....................................23

   6.5   OPERATIONS PRIOR TO THE CLOSING..............................23

   6.6   GOVERNMENT FILINGS...........................................24

ARTICLE 7 ADDITIONAL AGREEMENTS.......................................25


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   7.1   EMPLOYMENT MATTERS...........................................25

   7.2   TAXES........................................................26

   7.3   BULK SALE....................................................27

   7.4   NON-SOLICITATION.............................................27

   7.5   INSPECTION OF LEASED FACILITY................................27

   7.6   TRANSITION SERVICES..........................................27

   7.7   PUBLICITY....................................................27

   7.8   CONFIDENTIALITY..............................................28


ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER................28

   8.1   NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...28

   8.2   NO RESTRAINT OR LITIGATION...................................28

   8.3   NECESSARY APPROVALS..........................................28

   8.4   EMPLOYEES....................................................28

   8.5   ADDITIONAL AGREEMENTS........................................29

   8.6   NO MATERIAL ADVERSE CHANGE...................................29


ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...............29

   9.1   NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...29

   9.2   NO RESTRAINT OR LITIGATION...................................29

   9.3   NECESSARY APPROVALS..........................................29

   9.4   ADDITIONAL AGREEMENTS........................................29

   9.5   NO MATERIAL ADVERSE CHANGE...................................29


ARTICLE 10 INDEMNIFICATION............................................30

   10.1     INDEMNIFICATION BY SELLER; SELLER LIABILITY...............30

   10.2     INDEMNIFICATION BY BUYER..................................30

   10.3     NOTICE OF CLAIMS..........................................31

   10.4     THIRD PARTY CLAIMS........................................32

   10.5     ENVIRONMENTAL INDEMNIFICATION BY SELLER...................32

   10.6     ENVIRONMENTAL INDEMNIFICATION BY BUYER....................33

   10.7     SPECIAL UNDERSTANDING REGARDING PRE-EXISTING LEAD IN THE
            EXHAUST SYSTEM ...........................................34


ARTICLE 11 TERMINATION................................................34

   11.1     TERMINATION...............................................34

   11.2     NOTICE OF TERMINATION.....................................35

   11.3     EFFECT OF TERMINATION.....................................35


ARTICLE 12 GENERAL PROVISIONS.........................................35

   12.1     SURVIVAL OF OBLIGATIONS...................................35

   12.2     NOTICE....................................................35

   12.3     SUCCESSORS AND ASSIGNS....................................36

   12.4     ACCESS TO RECORDS AFTER CLOSING DATE......................36

   12.5     ENTIRE AGREEMENTS; AMENDMENTS.............................37

   12.6     INTERPRETATION............................................37

   12.7     WAIVERS...................................................37

   12.8     EXPENSES..................................................37

   12.9     PARTIAL INVALIDITY .......................................37

   12.10    GOVERNING LAW.............................................38

   12.11    DISPUTE RESOLUTION........................................38

   12.12    COUNTERPARTS..............................................38


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                                List of Exhibits




         Exhibit  A  -  Sublease Agreement  [not submitted in filing]

         Exhibit  B  -  Supply Agreement  [filed seperately]

         Exhibit C  -  Interim Financial Statement of Assets and Liabilities
                       (FSAL) [not submitted in filing]

         Exhibit D  -  Purchase Price Allocation

         Exhibit E  -  Description of Transition Services

         Exhibit F  -  Employee Transition Benefits [not submitted in filing]

         Exhibit G  -  Inventory



                                List of Schedules





         Schedule 2.1 -  Tangible Assets  [not submitted in filing]

         Schedule 2.1 -  Intangible Assets  [not submitted in filing]

         Schedule 2.1 -  Transferred Agreements  [not submitted in filing]

         Schedule 2.1 -  Transferred Permits  [not submitted in filing]

         Schedule 2.1 -  Expensed Assets  [not submitted in filing]

         Schedule 2.1 -  Inventory  [not submitted in filing]

         Schedule 4  -  Disclosure Letter exceptions to representations and warranties  [not submitted in filing]

         Schedule 6.5 - Extraordinary course compensation commitments
                        [not submitted in filing]

         Schedule 7.1 -  Regular Employee List  [not submitted in filing]

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT ("Agreement"), dated as of August 10, 1999, is made and entered into by and between Solectron Federal Systems, Inc., a Delaware corporation, Solectron Corporation, a Delaware Corporation (jointly and severally, "Solectron" or "Buyer") and Trimble Navigation Limited, a California corporation ("Trimble" or "Seller"), each a "Party" and collectively, the "Parties".
                                    RECITALS
     A. Seller desires to sell certain assets related to aspects of Seller's Global Positioning Systems operations in buildings 6, 8 and 10 ("Operations") of Seller's campus in Sunnyvale, California (the "Facility"), and Buyer desires to purchase said assets related to the Operations in accordance with the terms and conditions of this Agreement.

     B. In connection with the sale of such assets by Seller to Buyer, Seller will release certain individuals associated with the Operations from their employment with Seller, and Buyer will employ such individuals as its own employees, all in accordance with the terms and conditions of this Agreement.

     C.The Board of Directors of each of the parties believes it is in the best interests of such party and its respective stockholders/shareholders that this transaction is undertaken and in furtherance thereof, the parties hereby enter into the following Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations, warranties, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     In this Agreement (including exhibits and schedules), the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "Additional Agreements" means all agreements (including exhibits and schedules), instruments and documents being or to be executed and delivered under this Agreement or in connection herewith, including, but not limited to the following: the Real Estate Sublease Agreement and the Supply Agreement.

     "Affiliate" means any entity which controls, is controlled by, or is under common control with, Seller or Buyer, as the case may be. An entity shall be deemed to be in control


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



of another entity only if, and for so long as, it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

     "Ancillary Technology" means specific Intellectual Property rights owned by Seller or licensed by Seller and which can be sublicensed, which rights are used in connection with the Operations, as listed and described in the Supply Agreement.

     "Assumed   Liabilities"   has  the   meaning   specified   in  Section  2.3
("Liabilities and Obligations") hereof.

     "Benefit   Arrangement"   has  the   meaning   specified   in  Section  4.8
("Employees") hereof.

     "Bonus" has the meaning specified in Section 7.1 ("Employment Matters") hereof.

     "Buyer" has the meaning specified in the first paragraph of this Agreement.

     "Claim Notice" has the meaning specified in Section 10.3 ("Notice of Claims") hereof.

     "Closing" has the meaning specified in Section 3.1 ("The Closing") hereof.

     "Closing Date" has the meaning specified in Section 3.1 ("The Closing") hereof.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Components" means component parts, raw materials, supplies and other materials which are of a type generally quantified in bills of materials and which are required for the Operations.


     "Contamination" means the presence of any Hazardous Material in the soil, groundwater, surface water, ambient air, or building or other materials constituting the referenced property in a concentration that (a) exceeds the concentration allowed by applicable Federal and/or State Environmental Laws and Governmental Orders or, (b) requires investigation, remediation, removal, or monitoring under applicable Federal and/or State Environmental Laws and Government Orders.

     "Disclosure Letter" has the meaning specified in the introductory paragraph to Article 4 ("Representations and Warranties of Seller") hereof.

     "Disposal Facility" means all transporters, locations, landfills, disposal sites, storage sites, treatment facilities, recycles and incinerators to which Hazardous Materials generated at an Operations Property in connection with a Remediation Activity have been transferred or transported for storage, treatment or disposal.

     "DOJ" has the meaning specified in Section 6.6 ("Government Filings") hereof.


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     "Encumbrance" means any lien, claim, charge,  security interest,  mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

     "Environmental Laws" mean all Requirements of Laws which relate to the use, handling, transportation, production, spill, leaking, pumping, injection, deposit, disposal, discharge, dispersal, release, threatened release, leaching, migration, emission, sale, or storage of, or the exposure of any Person to, a Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess" means those Components related to the Operations which are in excess of that which is necessary to satisfy Seller's forecast for the period beginning on the Closing Date and ending on the one year anniversary.

     "Excluded Assets" has the meaning specified in Section 2.2 ("Assets Not to be Transferred") hereof.

     "Expensed Assets" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Expenses" means any and all costs and expenses incurred, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals.

     "FTC" has the meaning specified in Section 6.6 hereof.

     "Final FSAL" has the meaning specified in Section 2.5 ("Adjustment of Purchase Price") hereof.

     "GAAP" means the generally accepted accounting principles in the United States, applied consistently with prior periods.

     "Governmental Body" means any foreign, federal, state, county, local, district, public authority, public agency, or any other political subdivision, public corporation, or governmental or regulatory authority whether foreign or domestic.

     "Governmental Order" means any legally enforceable judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal, or any Governmental Body and any final binding award in any arbitration proceeding.

     "Governmental   Permits"   has  the  meaning   specified   in  Section  4.5
("Governmental Permits") hereof.

     "HSR Act" has the meaning specified in Section 6.6 ("Governmental Filings") hereof.

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     "Hazardous  Material" means any material or substance that is prohibited or regulated by any Requirements of Law to be radioactive, toxic, hazardous or otherwise a danger to human health, or the environment, excluding office and janitorial supplies, and other similar substances.

     "Hazardous Material Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of any Person to, or sale or distribution of, any Hazardous Material or any equipment or product containing a Hazardous Material.

     "Indemnified Party" means a Person indemnified pursuant to Section 10.3 ("Notice of Claims") hereof.

     "Indemnitor" means a Person providing  indemnification  pursuant to Section
10.3 ("Notice of Claims") hereof.

     "Instrument of Assignment" means an instrument of assignment executed by Seller conveying the Purchased Assets to Buyer.

     "Instrument of Assumption" means an instrument of assumption executed by Buyer assuming the Assumed Liabilities.

     "Intangible Assets" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Intellectual Property" means

          (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications;

          (b) ideas and conceptions of potentially patentable subject matter, including without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications;

          (c) all worldwide statutory invention registrations, patents, patent registrations and patent applications (including
               all       reissues,       divisions,        continuations,
               continuations-in-part, extensions and reexaminations) and all rights therein provided by law, multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application (collectively "Patents");

          (d) trademarks, service marks, trade dress, logos, trade names and corporate names, including all of the goodwill associated therewith, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks


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               registered in the United States  Patent and Trademark  Office,
               the Trademark Offices of the States and Territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein
               provided  by   multinational   treaties   or   conventions
               (collectively "Trademarks");

          (e) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by law, multinational treaties or conventions (collectively "Copyrights");

          (f)  mask works or registrations of mask works;

          (g) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice) (collectively "Trade Secrets");

          (h) technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not;

          (i) copies and all tangible embodiments of all of the foregoing, in whatever form or medium;

          (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; and

          (k) all rights to sue for and recover and retain damages, costs or attorneys' fees for present and past infringement of any of the intellectual property rights hereinabove set out.


     "Interim FSAL" has the meaning specified in Section 3.2 ("Adjustment of Purchase Price") hereof.

     "Inventory" means all non-Excess, non-Obsolete raw materials, supplies, Components, work-in-process related to the Operations.

     "IRS" means the Internal Revenue Service of the United States of America.

     "Knowledge"  or  "knowledge"   means  a  party's  actual   knowledge  after
reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge in such matters.

     "Leased Facility" means that portion of Seller's facility that will be subleased by Seller to Buyer as of the Closing Date, pursuant to the Real estate Sublease Agreement.


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

     "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, Expenses, deficiencies or other charges.

     "New  Regular   Personnel"  means  Regular  Personnel  who  become  Buyer's personnel as of the Closing Date.

     "Nonassignable   Asset"  has  the   meaning   specified   in  Section   2.7
("Nonassignable Assets") hereof.

     "Nonexclusive   Asset"  has  the   meaning   specified   in   Section   2.7
("Nonassignable Assets") hereof.

     "Obsolete" means parts, spares, products or Components which either have no useful life or cannot be incorporated or used in the manufacturer of Seller's products within the foreseeable future.

     "Operations" has the meaning specified in the Recitals to this Agreement.

     "Operations Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset which is now or has at any time been owned, leased or operated by Seller in the conduct of the Operations or used by or for the benefit of Seller and the Operations, including, without limitation, the Leased Facility and only those applicable Purchased Assets.

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

     "Permitted Encumbrances" means

          (a) liens for taxes and other governmental charges and assessments which are not yet due and payable;

          (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable;

          (c) liens being contested in good faith by appropriate legal proceedings; and

          (d) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or any other entity.

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

     "Pre-Existing Environmental Liabilities" means all Losses arising out of any of the following:

         A.       the presence of Contamination

                  (i) originating at or in any of the Operations Property included in the Purchased Assets on or before the Closing Date,

                 (ii) at or in any of the Operations Property or any other property at any time as a consequence of, and caused by, Seller's Release or generation of Hazardous Material on or before the Closing Date originating at the Leased Facility in the course of the conduct of the Operations on or before the Closing Date or

                (iii) the presence on the Leased Facility on or before the Closing Date of a condition, to the extent that such condition causes a Release of Hazardous Material to the environment or which violates applicable Environmental Laws.

         B. any Hazardous Material Activity or Remediation Activity conducted in the course of the Operations

                  (i) on the Leased Facility on or before the Closing Date,

                 (ii) at any time on any Operations Property including the Purchased Assets other than the Leased Facility on or before the Closing Date or

                (iii) at any time on or before the Closing Date by any Seller Group Member or its agents, employees or contractors.

         C. the exposure of any employee of any Seller Group Member, or any other Person in violation of Environmental Laws

                  (i) to any Contamination described in sub-part (a) above, at any time,

                 (ii) to any Hazardous Material located at the Leased Facility, to the extent that such exposure occurred on or before the Closing Date, or

                (iii) to any Hazardous Material in the course of or as a consequence of any Hazardous Material Activity or Remediation Activity conducted (A) on or before the Closing Date with respect to the Operations or (B) by any Seller Group Member or their respective agents, employees or contractors at any time on or before the Closing Date; or

         D. the presence at any Disposal Facility of any Hazardous Material that is generated in the course of the Operations and

                  (i) shipped from the Leased Facility at any time on or before the Closing Date,



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

                  (ii) shipped from any other Operations Property at any time, or

                 (iii) shipped by any Seller Group Member or their respective agents, employees or contractors at any time on or before the Closing Date.

     "Purchase Price" has the meaning specified in Section 3.2 ("Consideration") hereof.

     "Purchased Assets" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Real Estate Sublease Agreement" means the agreement whereby Seller will sublease the Facility to Buyer commencing as of the Closing Date in the form attached as Exhibit A ("Sublease Agreement").

     "Records and Manuals" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Regular Personnel" means all employees of the Seller engaged in the Operations as of immediately prior to the Closing Date.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
emptying, discharging, injecting, escaping, leaching, dumping or dispersing into the environment.

     "Remediation Activity" means any reporting, investigation, characterization, feasibility study, health assessment, risk assessment, remediation, treatment, recycling, removal, transport, monitoring, maintenance or any other activity incident to a Release, threatened Release, or the investigation, remediation or removal, of a Hazardous Material existing on any Operations Property or the air, soil, ground water, surface water, or improvements thereof.

     "Representatives" means officers, directors, employees and agents of the respective parties.

     "Requirements of Laws" means any applicable and legally enforceable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, judgments, injunctions, decrees, orders, permits, approvals, treaties, enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

     "Retained   Liabilities"   has  the  meaning   specified   in  Section  2.3
("Liabilities  and Obligations")  hereof.

     "Seller" has the meaning specified in the first paragraph of this Agreement.

     "Solectron" has the meaning specified in the first paragraph of this Agreement.


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

     "Successor" means any

     (a) direct or indirect successor (by purchase of any asset(s), purchase of any stock, purchase of a partnership interest, merger, acquisition, reorganization, or other similar transaction) of a principal,

     (b) any assignee or transferee, of any right, title or interest in the assets of the principal, or any portion thereof, as permitted under this Agreement, and

     (c)  any direct successor to any of the foregoing.

     "Supply Agreement" means the agreement whereby Buyer will supply certain of Seller's worldwide market requirements for global positioning systems products, which agreement will be in the form attached as Exhibit B ("Supply Agreement") hereof.

     "Tangible Assets" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, value-added, registration, stamp, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.


     "Third Party Licenses" means the licenses and other agreements included in the Transferred Agreements that relate to this Agreement.

     "Third Party Technology" means all software, technology, know-how or processes of third parties under license to Seller by third party vendors and suppliers.

     "Transfer Taxes" means all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Purchased Assets hereunder, except federal, state, or local income or similar taxes based upon or measure by revenue, income, profit or gain from transfer of the Purchased Assets or the conduct of the Operations or by any increase in the value of any of the Purchased Assets through the Closing Date.


     "Transferred   Agreements"  has  the  meaning   specified  in  Section  2.1
("Purchase and Sale of Assets to be Transferred") hereof.

     "Transferred Permits" has the meaning specified in Section 2.1 ("Purchase and Sale of Assets to be Transferred") hereof.

     "Y2K Compliant" means, with respect to any software or hardware, that neither performance nor any function shall be adversely affected by dates prior to, during or after the year 2000. In particular and without limiting the generality of the foregoing, (i) no value for current date will cause directly or indirectly any material interruption in operation, (ii) each material date-based function shall behave consistently for dates prior to, during and after the year 2000, (iii) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or interferencing rules, and (iv) the year 2000 must be recognized as a leap year.

                                    ARTICLE 2

                           PURCHASE AND CONSIDERATION

2.1       Purchase and Sale of Assets to be Transferred.

         (a) On the terms and subject to the conditions of this Agreement, as of the Closing Date, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to buy and acquire from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of Seller in and to the following assets and goodwill related to the Operations as of the Closing Date (collectively, the "Purchased Assets"):

         (i) all tangible assets listed on Schedule 2.1(a)(i)("Tangible Assets") hereto;

        (ii) all intangible assets related to the Operations listed on Schedule 2.1(a)(ii) ("Intangible Assets") hereto;

       (iii) the   agreements   listed   on   Schedule   2.1(a)(iii)   hereto
("Transferred Agreements");

        (iv) the permits listed on Schedule 2.1(a)(iv) hereto
("Transferred Permits");

         (v) All repair and maintenance records and operation manuals in Trimble's possession at the Closing Date that relate to the Purchased Assets ("Records and Manuals") provided, however that Seller shall be entitled to retain and use as Seller deems fit such copies of each of such Records and Manuals as Seller may determine; and

        (vi) those expensed assets of Seller used solely to support the Operations and tangible personal property of Seller used solely in connection with the Operations as listed on Schedule 2.1(a)(vi) ("Expensed Assets") hereto.

        (b) Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to buy and acquire from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of Seller in and to the Inventory on the terms and subject to the conditions of Exhibit G ("Inventory") hereto. Prior to such sale, Seller shall consign the Inventory to Buyer on the terms and subject to the conditions of Exhibit G ("Inventory") hereto.

        (c) With  respect  to  the  unscheduled,   expensed  assets  otherwise
designated by Seller in writing to Buyer, Seller shall permit Buyer no more than seven (7) days prior to the Closing Date to identify with a label any unscheduled assets to indicate that they shall be transferred to Buyer as part of the transactions contemplated hereunder.

2.2       Assets Not to be Transferred.

         Seller shall retain and Buyer shall not acquire any right, title or interest of Seller in or to any of Seller's assets, other than the Purchased Assets including, without limitation, the following (collectively, the "Excluded Assets"):

         (a)      all cash, bank accounts and cash equivalents;

         (b)      all accounts and notes receivable;

         (c)      all telephone, telex and facsimile numbers;

         (d)      Seller's financial, tax and accounting records;

         (e)      Facility leases; and

         (f) assets, rights or properties used by Seller in connection with any of its businesses other than the Operations.

2.3      Liabilities and Obligations.

         (a) As of the Closing Date, Buyer agrees to only assume and pay, perform or otherwise discharge the obligations associated with the following (collectively, the "Assumed Liabilities"):

         (i) Purchased Assets, Transferred Agreements and Transferred Permits, arising from and after the Closing Date, and

         (ii) liabilities and obligations with respect to New Regular Personnel.

         (b) Except as set forth in Section 2.3(a) hereof and notwithstanding anything else in this Agreement to the contrary, Buyer shall not assume or have any responsibility for any liability, obligation or commitment of any nature of Seller, or associated with the Operations prior to the Closing, whether now or hereafter existing, known or unknown, accrued or unaccrued or due to come due, including, without limitation, the Pre-Existing Environmental Liabilities, those liabilities, if any, listed on the Disclosure Letter and those other liabilities and obligations specifically identified as "Retained Liabilities" in this Agreement (collectively, the "Retained Liabilities"). Seller acknowledges and agrees that it shall be fully responsible for all such Retained Liabilities in accordance with the terms of Article 10 hereof.

         (c) Nothing herein shall be deemed to deprive Buyer of any defenses, set-offs or counterclaims which Seller may have had or which Buyer shall have with respect to any of the Assumed Liabilities (collectively, the "Defenses and Claims"). Effective at the Closing, Seller agrees to assign, transfer and convey to Buyer all Defenses and Claims and agrees to cooperate with Buyer (at Buyers expense) to maintain, secure, perfect and enforce such Defenses and Claims including the execution of any documents, the giving of testimony or the taking of any such other action as is reasonably requested by Buyer in connection with such Defenses and Claims.

2.4      Consideration.

         The consideration for the transfer of the Purchased Assets (the "Purchase Price") shall be the Determined Value of the Purchased Assets, all as determined pursuant to Section 2.5 ("Adjustment of Purchase Price") below.

2.5      Adjustment of Purchase Price.

              (a) Within forty-five (45) days after the Closing, Seller will prepare and deliver to Buyer a Final Financial Statement of Assets and Liabilities ("Final FSAL") reflecting the purchase price of the Purchased Assets and any Assumed Liabilities as of the Closing Date. The Final FSAL shall be true, accurate and prepared (to the extent applicable) in a manner consistent with the Interim Financial Statement of Assets and Liabilities attached hereto as Exhibit C ("Interim FASL") and (to the extent applicable) in accordance with the Seller's accounting policies and practices which are in compliance with GAAP, and will fairly present, as of the Closing Date, [*] (the sum of all of the foregoing collectively referred to as the "Determined Value"). In the event of any dispute regarding the final FSAL (other than net book value amounts), such dispute shall be resolved in accordance with the provisions of Section
12.14 ("Dispute Resolution") hereof. Buyer may not dispute any net book value amounts contained in the Final FSAL and no dispute may be asserted by either Party unless the aggregate of all disputed amounts related to the Final FSAL are in excess of Twenty Five Thousand Dollars ($25,000.00). Any notice of dispute by either Party must be in writing and must contain a reasonably detailed description of the nature of the dispute.

              (b) In the event the Purchase Price exceeds the Closing Date Payment (as hereinafter defined) Buyer shall, within thirty (30) days following delivery to Buyer of the Final FSAL (the "Dispute Period"), (i) identify any portions of the Final FSAL which may be subject to dispute, and (ii) deliver to Seller cash in an amount equal to the difference between the Purchase Price and the Closing Date Payment, reduced only by the amount identified as provided in subsection (i) above, by wire transfer of immediately available funds to the bank account designated by Seller. In the event the Closing Date Payment exceeds the Purchase Price and Buyer does not dispute the Final FSAL, the Seller shall, not later than thirty (30) days following delivery to Buyer of the Final FSAL, deliver to Buyer cash in an amount equal to such difference by wire transfer of immediately available funds to the bank account



[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

designated by Buyer. Buyer's failure to deliver a written notice of dispute to seller within the applicable Dispute Period shall be deemed acceptance of the Final FSAL.

2.6      Transfer Taxes.

         Transfer Taxes shall be paid by Buyer. Seller shall cooperate with Buyer to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.

2.7      Nonassignable Assets.

         To the extent that any Purchased Asset is not capable of being assigned to Buyer without the consent, approval or waiver of a third Person, or if such assignment or attempted assignment would constitute a breach thereof or default thereunder (each a "Nonassignable Asset"), or to the extent that the assignment of any such contract is not practicable because it also relates to an area of Seller's business other than the Operations (each a "Nonexclusive Asset"), nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 2.7.

         Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Buyer any of its rights and obligations in and to any of the Nonassignable Assets without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use its reasonable efforts (which will not under any circumstances include the payment of money or litigation of claims) to obtain all such consents, approvals and waivers prior to the Closing and, if the Closing occurs, will use reasonable efforts after the Closing Date to obtain all such consents, approvals and waivers. Buyer will cooperate with Seller in Seller's efforts to obtain all required consents, approvals and waivers. If any such consent shall not be obtained, Seller and Buyer shall cooperate to enter into a reasonable and mutually agreeable resolution (including, but not limited to equitably adjusting the Purchase Price). As to the Nonexclusive Assets, Seller shall use reasonable efforts (which will not under any circumstances include the payment of money or litigation of claims) to effect an assignment of rights with respect to the parts of such Nonexclusive Asset that relate exclusively to the Operations (if practicable) or, alternatively, to enter into new agreements with respect to the parts of each Nonexclusive Asset that relate exclusively to the Operations.

2.8      Allocation.

         Each of the parties agrees to report this transaction for foreign and domestic state and federal tax purposes in accordance with the allocations set forth in Exhibit D ("Purchase Price Allocation"). Buyer and Seller agree to use such allocation in filing any applicable report, form or filing made with applicable taxing authorities. If any taxing authority makes or proposes an allocation different from that set forth in Exhibit D ("Purchase Price Allocation"), Buyer and Seller shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation); provided however, that, after consultation with all parties adversely affected by such allocation (or proposed allocation), any other party hereto may file such protective claims or returns as may be reasonably required to protect its interests. Each party requesting cooperation shall reimburse the
cooperating  party  for  its  reasonable   out-of-pocket  expenses  (including
reasonable legal fees and expenses) incurred in rendering such cooperation.

2.9      License of Ancillary Technology.

         Subject to and upon the terms and conditions of this Agreement, at the Closing, Seller agrees to grant Buyer the right to use Ancillary Technology in connection with the conduct of the Operations as provided in the Supply Agreement.

                                    ARTICLE 3

                                     CLOSING

3.1      The Closing.

         The transactions contemplated by this Agreement shall be consummated (the "Closing") at the Administration Building (building 5) of Solectron Corporation at 10:00 a.m., local time, on August 13, 1999, or such other place, time and date as the parties shall agree provided, however, that the Seller shall have the right to extend such date for up to fourteen (14) days on written notice to Buyer given on or before August 11, 1999. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."

3.2      Payment.

         Subject to fulfillment or waiver of the conditions set forth in Article 8 ("Conditions Precedent to Obligations of Buyer") below, at the Closing, Buyer shall pay Seller a cash amount equal to the Determined Value as reflected on the Interim FSAL (the "Closing Date Payment") by wire transfer of immediately available funds to the bank account designated by Seller.

3.3      Buyer's Additional Deliveries.

         Subject to fulfillment or waiver of the conditions set forth in Article 8 ("Conditions Precedent to Obligations of Buyer"), at the Closing Buyer shall deliver to Seller, in addition to the Closing Date Payment, all of the following:
                  (a) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement by Buyer and the contemplated transactions;
                  (b) The certificate contemplated by Section 9.1 ("No Misrepresentation or Breach of Covenants and Warranties") below, duly executed by any Vice President or the President of Buyer;

                  (c)      The Instrument of Assumption duly executed by Buyer;

                  (d) The Real Estate Sublease Agreement duly executed by Buyer; and

                 (e) The Supply Agreement duly executed by Buyer.

3.4       Seller's Deliveries.

         Subject to fulfillment or waiver of the conditions set forth in Article 9 ("Conditions Precedent to Obligations of Seller"), at the Closing Seller shall deliver to Buyer all of the following:

                  (a) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to the resolutions of the Board of Directors of Seller
authorizing   the  execution  and   performance  of  this  Agreement  and  the
contemplated transactions;

                  (b)  The   certificates   contemplated  by  Section  8.1  ("No
Misrepresentations or Breach of Covenants and Warranties") below, duly executed by Seller;

                  (c)  The Instrument of Assignment duly executed by Seller;

                  (d) Certificates of title or origin (or like documents) with respect to any Tangible Assets for which a certificate of title or origin is required in order to transfer title;

                  (e) All consents, waivers or approvals required to be obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

                  (f)  Such  other   bills  of  sale,   assignments   and  other
instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

                  (g) The Real Estate Sublease Agreement duly executed by Seller; and

                  (h) The Supply Agreement duly executed by Seller.

3.5      Passage of Title.

         Legal and equitable title and risk of loss with respect to all of the Purchased Assets shall pass to Buyer on the transfer of the Purchased Assets at the Closing.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in Schedule 4 hereto (the "Disclosure Letter") Seller represents and warrants to Buyer as follows as of the Effective Date:

4.1      Organization of Seller.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction. Seller is duly qualified to carry on the Operations as now conducted and is in good standing in each of the jurisdictions in which the ownership or leasing of the Purchased Assets or the conduct of the Operations requires such qualification, unless the absence of qualification would not have a material adverse effect on the Purchased Assets or the Operations. Seller has the requisite corporate power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Operations as now conducted.

4.2       Authorization.

          (a) Seller has all necessary power and authority to execute, deliver and perform this Agreement and all of the Additional Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Agreements by Seller have been duly and validly authorized and approved by all required corporate proceedings on the part of Seller, and do not require any further authorization or consent of Seller. This Agreement has been, and the Additional Agreements, upon execution and delivery by Seller will be, duly authorized, executed and delivered by Seller.

          (b) Neither the execution and delivery of this Agreement or any of the Additional Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will: (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under (A) the organizational documents of Seller, (B) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or authorization, right, restriction or obligation to which Seller is a party or any of its properties is subject or by which Seller or any of its properties is bound, (C) any Governmental Order to which Seller is a party or any of its properties is subject or by which Seller or any of its properties is bound, or (D) any Requirements of Laws affecting Seller or its property; or (ii) except for any filings required to be made under the HSR Act, require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person.

4.3      Taxes.

         There are (and as of immediately following the Closing there will be) no Encumbrances on the Purchased Assets relating to or attributable to Taxes other than Permitted Encumbrances. Seller has no knowledge of any basis for the assertion of any such claims which, if adversely determined, would materially and adversely effect Buyer or Buyer's use of the Purchased Assets or result in an Encumbrance on the Purchased Assets, other than Permitted Encumbrances. None of the Purchased Assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

4.4      Condition of Assets.

         The Tangible Assets are in good and serviceable condition, subject to reasonable wear and tear. Except as expressly set forth in this Agreement, the Purchased Assets are provided as is and without any express, implied or statutory warranties of any kind, including, but not limited to the implied warranties of merchantability, fitness for a particular purpose and non-infringement of third party rights.

4.5      Governmental Permits.

         Seller owns,  holds or possesses  all  material  licenses,  franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Operations substantially as currently conducted (collectively, the "Governmental Permits").

4.6      Title to Tangible Property.

         Seller has good and indefeasible title to all of the Tangible Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Schedule 4, the Purchased Assets constitute all of the assets which Seller has used in the conduct of the Operations as now conducted by Seller and the Purchased Assets are all located at the Leased Facility. Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by Section
3.4 (Seller's Deliveries") above, Seller will thereby transfer to Buyer good and indefeasible title to the Tangible Assets, free and clear of Encumbrances other than Permitted Encumbrances.

4.7      Intellectual Property.

         There are no pending actions of which Seller has received notice, and no Person has made or, to Seller's knowledge, threatened to make, a claim that the operation of the Operations infringes or otherwise violates the Intellectual Property right of such Person. Except as set forth in Schedule
4, to Seller's knowledge, the current operation of the Operations does not infringe or otherwise violate any Intellectual Property right of any Person.

4.8      Employees

         (a) Buyer will not have, as a consequence of the transactions contemplated hereby, any liability or obligation with respect to or under any employee benefit plan (as such term is defined in Section 3(3) of ERISA), and each other plan, program or arrangement, whether written or oral, providing for compensation or benefits in connection with the performance of services to
Seller  and  maintained  by  Seller  with  respect  to  Regular   Personnel
(collectively, "Benefit Arrangements") or any other Seller employees and all such matters shall constitute "Retained Liabilities" hereunder.

          (b) Insofar as it pertains to the Operations, Seller is not a party to or bound by any union contract and has not experienced any strike, grievance or any arbitration proceeding, claim of unfair labor practices filed or, to Seller's knowledge, threatened to be filed or any other material labor difficulty. To Seller's knowledge, no organizational effort is being or has been made or  threatened by or on behalf of any labor union with respect to
any  employees  of  Seller  pertaining  to  the  Operations.   To  Seller's
knowledge, except as described on Schedule 7.1, none of the Regular Personnel listed on Schedule 7.1 is involved in or is otherwise threatening a potential labor dispute.

4.9      Contracts.

         Each Transferred Agreement constitutes a valid, legal and binding obligation of the respective parties thereto (assuming that such Transferred Agreements are binding on all parties thereto other than Seller; Seller has no knowledge to the contrary); and no defenses, offsets, or counterclaims thereto have been asserted by any party thereto. Seller has not received notice of any default under any of such Transferred Agreements. To Seller's knowledge, there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute a material default under any Transferred Agreement. To Seller's knowledge, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Transferred Agreement.

         Seller is neither renegotiating any of the Transferred Agreements nor is it paying liquidated damages in lieu of performance thereunder. Any such Transferred Agreements may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any Person. Complete and correct copies of each of the written Transferred Agreements have heretofore been delivered or otherwise made available to Buyer by Seller.

4.10     No Violation, Litigation or Regulatory Action

         a) The Purchased Assets and their current use by Seller comply in all material respects with all applicable Requirements of Laws and Governmental Orders,

         b) Seller has complied in all material respects with all Requirements of Laws and Governmental Orders which are applicable to the Purchased Assets or the Operations,

         c) There are no lawsuits, claims, suits, proceedings or investigations pending of which Seller has received notice or, to the knowledge of Seller, threatened against or affecting Seller in respect of the Purchased Assets or the Operations, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and which relate to the Purchased Assets or the Operations; nor to Seller's knowledge, is there any basis for the same, and

          d) There is no action, suit or proceeding pending of which the Seller has received notice or, to the knowledge of Seller threatened which questions the legality of the transactions contemplated by this Agreement.

4.11     Environmental Matters

          (a) To Seller's knowledge, neither Seller, with respect to the Purchased Assets, the Operations or any of the Operations Property, nor any of the past or present Operations, is subject to any pending or ongoing judicial proceeding of which Seller has received written notice, Governmental Order, investigation, written notice of claim or demand, or settlement with or before any Governmental Body or other Person (including without limitation any present or prior owner or operator of Operations Property) respecting

         (i)   any material violation of Environmental Laws,

         (ii)  any Remediation Activities,

         (iii) the conduct of Hazardous Material Activities associated with the Operations, or

         (iv) any claim of Losses arising from Contamination or the Release or threatened Release of Hazardous Material.

         Seller has not, with respect to the Operations or the Purchased Assets, filed nor does Seller intend to file any written notice or report under any Environmental Laws reporting a violation by Seller of any Environmental Laws or any Release of Hazardous Material to the environment. In the five (5) year period prior to the Closing Date, to Seller's knowledge, Seller has not received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of Hazardous Material into the environment

         (i) arising out of or relating in any way to past or present Operations, or

         (ii)  from the  Leased  Facility  or any  other  Operations Property.

         (b) To Seller's knowledge, no Contamination is present on, in or under the Leased Facility, and no material Release has occurred on the Leased Facility or any other Operations Property in connection with the conduct of the Operations by the Seller which would be required to be reported to a Governmental Body under Environmental Laws. Other than Hazardous Material reasonably necessary for the conduct of the Operations as presently conducted and properly stored in accordance with applicable Environmental Laws, no Hazardous Material will be stored at the Leased Facility as of the Closing Date.

         (c) To Seller's knowledge, any asbestos-containing material which is on or part of the Leased Facility (excluding any raw materials used in the manufacture of products or products themselves) is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any applicable Environmental Laws. To the Seller's knowledge, none of the products Seller has manufactured, distributed or sold in connection with the Operations contains asbestos-containing material.

        (d) To Seller's knowledge, all Hazardous Material Activities conducted at the Leased Facility or the Operations Property or in connection with past or present Operations (i) have been conducted in material compliance with applicable Environmental Laws and (ii) have not resulted in Seller's receipt of a written notice claiming that Seller's exposure of any Person to Hazardous Material in a manner which has or will cause an adverse health effect to said Person.

4.12     No Finder.

         Neither Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

4.13     Disclosure.

          None of the representations or warranties of Seller contained herein, none of the information contained in the exhibits and schedules attached hereto or in the Additional Agreements (including exhibits and schedules attached thereto) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.14     Year 2000 Compliance.

         Seller represents that to the extent applicable, the Purchased Assets transferred to Buyer are Year 2000 compliant as defined herein. With respect to non-Y2K Compliant assets identified on Schedule 4.14, Trimble and Solectron will cooperate over the 45 day period following the Closing to bring such assets into mutually acceptable compliance, or to develop a mutually acceptable plan for compliance, or to make the risk level mutually acceptable, consistent with the degree of importance of such assets to the activities to be performed by Solectron for Trimble under the Supply Agreement. Trimble will bear any required hardware and software replacement purchase costs.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller and agrees as of the effective date:


5.1      Organization of Buyer

         Buyer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction. If Buyer conducts the operations upon the Closing, it will be duly qualified to carry on the Operations and will be in good standing in the State of California. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

5.2      Authorization.

          (a) Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Additional Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Additional Agreements by Buyer have been duly authorized and approved by the board of directors of Buyer, and do not require any further authorization or consent of Buyer. This
Agreement has been, and the Additional Agreements, upon execution and delivery by Buyer will be, duly authorized, executed and delivered by Buyer.

          (b) Neither the execution and delivery of this Agreement or any of the Additional Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event or default or an event creating rights of acceleration, termination or cancellation or a loss of rights under

         (ii) the organizational documents of Buyer,

         (iii) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer or any of its properties is bound,

         (iv) any Governmental Order to which Buyer is a party or any of its properties is subject or by which Buyer or any of its properties is bound, or

         (v) any Requirements of Laws affecting Buyer or its property; or

         (vi) except for any filings required to be made under the HSR Act, require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any person.


5.3      No Finder.

         Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.4      Cash Consideration.

          Buyer will, at the Closing, have available sufficient cash to enable it to perform its obligations under this Agreement.

5.5      Disclosure.

         None of the representations or warranties of Buyer contained herein, none of the information contained in the exhibits and schedules attached hereto or in the Additional Agreements (including exhibits and schedules attached hereto) contains or will contain any untrue statement off a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


                                    ARTICLE 6

                        ACTION PRIOR TO THE CLOSING DATE

          The respective parties hereto covenant and agree to take the following actions prior to the Closing.


6.1      Investigation of the Operations by Buyer.

         Prior to the Closing, upon reasonable advance notice by Buyer to Seller, Seller shall afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business records (excluding financial records) but including computer files, retrieval programs and similar documentation) of Seller with respect to the Operations and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets and the Operations as shall be reasonably requested, including all such information as shall be reasonably necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine whether the conditions set forth in Article 8 ("Conditions Precedent to Obligations of Buyer") have been satisfied. Such investigation shall be conducted in such a manner as not to interfere with the Operations, and Seller shall have no duty hereunder to provide access to Buyer to any information as to which Seller owes any Person a duty of confidentiality without such Person's prior written consent. No investigation made by Buyer or its representatives hereunder shall affect the express representations and warranties of Seller.

6.2      Preserve Accuracy of Representations and Warranties.

         Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article 4 or 5 of this Agreement not to be true and correct in all material respects as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against Seller which would have been set forth in Schedule 4 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

6.3      Transferred Agreements.

         Subject to Section 2.7 ("Nonassignable Assets") hereof, Seller will use commercially reasonable efforts to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any Person to any Transferred Agreement required to be obtained to assign or transfer any such agreements to Buyer or to otherwise satisfy the conditions set forth in Section 8.3 ("Necessary Approvals") hereof; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Operations as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer not to be unreasonably withheld. During the period prior to the Closing, Buyer shall use commercially reasonable efforts to cooperate and assist Seller in obtaining the consents, approvals and waivers contemplated by this Section 6.3.


6.4      Notice of Certain Matters.

         Without limiting either party's right to rely on the representations and warranties as set forth herein, each of Buyer and Seller shall provide the other party with prompt written notice with respect to any material facts which arise between the date of this Agreement and the Closing Date which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Articles 4 and 5 true and correct as of the date of this Agreement. In addition, Seller shall provide Buyer with prompt written notice if, between the date hereof and the Closing Date, there is a change in the Purchased Assets or the Operations which has or may be reasonably expected to materially and adversely affect the Operations. Subject to the applicable confidentiality provisions of this Agreement, during the period prior to the Closing, Seller will as promptly as reasonably possible under the circumstances advise Buyer in writing of

         (a) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and

         (b) any material default under any Transferred Agreement or Governmental Permit or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Seller has knowledge.

6.5      Operations Prior to the Closing.

         Except as expressly contemplated by this Agreement or as described in
Schedule 6.5,

         (i) Seller shall operate and carry on the Operations only in the ordinary course and substantially as presently operated, and in compliance with all Requirements of Laws, Governmental Orders, and the binding agreements, covenants and restrictions applicable thereto;

         (ii) Seller shall keep and maintain the Purchased Assets in reasonably good operating condition and repair (reasonable wear and tear excepted) and, except to the extent specifically agreed to in writing by Buyer, shall use commercially reasonable efforts to maintain the business organization of the Operations intact and to preserve the goodwill of the suppliers, contractors, employees, customers and other Persons having business relations with the Operations to the extent necessary to continue to conduct the Operations and

          In furtherance of the foregoing subsection, and without limitation thereof, except as expressly contemplated by this Agreement or except with the express written approval of Buyer, Seller shall

         (i) use the Purchased Assets in the usual, regular and ordinary course and in substantially the same manner as heretofore used,

         (ii) continue to make payments when due and not slow down those payments as compared to its normal payment procedures and to perform its obligations under the leases, contracts, commitments and other agreements included in the Purchased Assets,

         (iii) maintain insurance against loss or damage to the Purchased Assets and such other insurance with respect to the Purchased Assets as has heretofore been maintained,

         (iv) not sell, dispose of, encumber or enter into any agreement for the sale, disposition or encumbrance of, all or any part of the Purchased Assets, except in the ordinary course of business consistent with past practice,

         (v) with respect to any employee who is or would thereby become Regular Personnel listed on Schedule 7.1, not enter into any employment contract or, except in the ordinary course of business, increase any such employee's compensation or benefits, and

         (vi) not enter into any contracts or commitments with respect to the Operations not in the ordinary course of business that involve receipt or payment of more than $50,000 in the aggregate.


6.6      Government Filings.

         Seller and Buyer shall each have filed a pre-merger notification and report form and all documentary attachments thereto to be filed with the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"). Seller and Buyer shall each pay their respective filing fees required by the HSR Act or otherwise in connection with the transactions contemplated by this Section. Seller and Buyer shall file any additional information requested by the FTC, the DOJ or any other Governmental Body in connection with this Agreement or the transactions contemplated hereby as soon as practicable after receipt of any legally valid request for such information. Neither Seller nor Buyer shall unreasonably take or fail to take any action which reasonably could be expected to have the effect of delaying, impairing or impeding the receipt of approval under the HSR Act as contemplated by this Section 6.6, provided, however, that this sentence shall not be construed to require either party to transfer or assign rights or other assets to a third Person.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

7.1      Employment Matters.

         (a) Schedule 7.1 contains: (i) a list of all Regular Personnel who shall be offered employment as New Regular Personnel and (ii) the base salary provided by Seller to any such employees as of the Effective Date. At or prior to Closing, Buyer will offer in writing employment to all individuals who are Regular Personnel and are listed on Schedule 7.1 with salaries, bonus payments, vacation time and other employee benefits and terms and conditions substantially similar to (or in the discretion of Buyer, more favorable than) those that exist for the employment of each Regular Personnel by Seller immediately prior to the Closing. Such employment, if accepted by Regular Personnel, shall become effective immediately on the Closing Date.

         (b) Seller shall terminate each of the Regular Personnel who has accepted (and not withdrawn) an offer of employment extended pursuant to Section 7.1(a) above on and as of the Closing Date. Nothing contained in this Section
7.1 is intended or shall be deemed to;

         (i) require Buyer to employ New Regular Personnel for any fixed or predetermined time after the Closing as all such employment shall be "at will," or
         (ii) confer upon any employee of Seller, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section 7.1 are intended to set forth an agreement among Buyer and Seller, and are not intended to benefit any Persons not party to this Agreement, including such employees.

         (c) From the date hereof to the Closing Date, Seller agrees to cooperate with Buyer in recruiting and hiring Regular Personnel who shall be offered employment as New Regular Personnel as contemplated in Section 7.1(a) above.

         (d) Buyer and Seller shall offer the New Regular Employees benefits under a employee retention program ("Employee Transition Benefits") identified and described in Exhibit F which is referenced hereto and made part of this Agreement.

         (e) New Regular Personnel shall be employed subject to Buyer's customary compensation and benefit policies, including, but not limited to, bonus policies, overtime, shift premium, paid time off, other similar policies and vacation policies. Subject to Section 7.1(a) above, Buyer reserves the right, in its sole discretion, to change elements of the employment compensation and benefits provided its employees, including and New Regular Personnel hired pursuant to this Section 7.1.

        (f) Notwithstanding anything to the contrary herein, Regular Personnel listed on Schedule 7.1 who, on the Closing Date, are employed in the United States pursuant to a work or training visa shall be offered employment as New Regular Personnel of Buyer at such times, and under such terms and conditions, as Seller and Buyer shall agree. Prospective new employees of the Operations to whom Seller has made offers prior to the Closing, shall be offered employment as New Regular Personnel of Buyer only if Seller and Buyer so agree.

        (g) Upon each offer of employment Buyer shall request from New Regular Personnel and provide to Seller a signed release and consent to the transfer by Seller to Buyer of the personnel records of such employee maintained by Seller. Copies of all personnel records of each employee who signs such release and consent shall be transferred by Seller to Buyer as soon as practicable after such release and consent is provided to Seller. With respect to New Regular Personnel who do not sign such release and consent, only the name, Seller employee number, social security number, W-4 income tax withholding form information, current job assignment, current rate of wages or salary, and the amount of service completed with Seller and its subsidiaries shall be transferred. In the event any applicable laws or regulations prohibit or restrict the transfer of personnel information pursuant to this paragraph, the obligations of Seller shall be to transfer only such information as shall be permitted by such laws or regulations.

        (h) Seller has undertaken reasonable efforts to complete and retain legally prescribed I-9 employment forms on all New Regular Personnel hired by Seller since the effective date of the requirements to complete such forms. Seller will transfer all such forms to Buyer together with the personnel records transferred pursuant to this paragraph (i).

7.2      Taxes.

         Notwithstanding    anything    to   the    contrary   in   Article   10
("Indemnification") below, and subject to the provisions of Section 2.6 ("Transfer Taxes"), Seller shall be responsible for and pay all Taxes of Seller, the Operations or the Purchased Assets arising at any time with respect to periods ending on or prior to the Closing Date, including the portion of real, personal or other property Taxes attributable to such periods and all such Taxes shall constitute Retained Liabilities.

         To the extent relevant to the Purchased Assets and the Operations, Seller shall:

provide Buyer, at Buyer's expense, with such assistance as may reasonably be required in connection with the preparation of any Buyer's Tax Return and the conduct of any audit or other examination by any taxing authority relating or pertaining to any and all Taxes attributable to or levied upon the Operations and/or the Purchased Assets after the Closing or in connection with judicial or administrative proceedings relating to any liability for Taxes attributable to or levied upon the Operation and/or the Purchased Assets after the Closing.

7.3      Bulk Sale.

         Buyer and Seller hereby waive compliance with any applicable bulk sale laws in connection with the transactions contemplated by this Agreement.

7.4      Non-Solicitation.

         Seller and Buyer each agree, for a period of thirty (30) months after the Closing Date, that it shall not solicit, any employees of the other party or other party's Affiliates to work for Seller or Buyer, as the case may be, or its Affiliates, in any capacity, without the prior written consent of the other party.


7.5      Inspection of Leased Facility.

         Seller shall permit, on reasonable notice from Buyer at reasonable times, Buyer and its agents, contractors and consultants to enter the real property of Seller where the Leased Facility is located for the purpose of conducting such inspections, testing, and evaluation of any matter concerning the physical condition of the Leased Facility (including, without limitation, the structural, operating and roof systems thereof, and the determination of the presence or absence of termites, dry rot, fungi, wood destroying organisms or Hazardous Material at or on the Leased Facility, or the soil, groundwater, surface water, air or building materials thereof) as Buyer may reasonably elect to investigate; provided, however, that any such investigation shall be subject to Buyer's compliance with the confidentiality provisions of this Agreement and any procedures regarding safety and security designated by Seller. Buyer shall pay the cost of such inspections and indemnify and hold harmless the Seller from any property damage or bodily injury arising out of the negligent conduct of such inspections; provided, however, that in no event shall Buyer be liable for any condition present on the Leased Facility prior to entry by Buyer or its agents, contractors or consultants thereon.

7.6      Transition Services.

         For a period of not more than Eight (8) months after the Closing date, Seller will provide Buyer the services described in Exhibit E ("Description of Transition Services").

7.7       Publicity.

          Seller and Buyer agree that they will collaborate on a mutually beneficial press release concerning the transactions contemplated by this Agreement. The parties shall advise and confer with each other prior to the
issuance of  any  reports,   statements  or  releases   pertaining  to  the
matters contemplated by this Agreement. Each party agrees not to issue any press release or public statement with respect to the matters contemplated by this Agreement without the consent of the other Party except as required by law and after reasonable consultation with the other party. Either party may disclose, under confidentiality and use restrictions, such terms of this Agreement as only reasonably necessary to disclose for purposes of seeking financing, bank credit or the like. Both parties shall remain free to disclose the existence of this Agreement. To the extent reasonably required, Buyer and Seller may disclose limited information concerning this Agreement to third parties whose consent is necessary in order to terminate or assign the Transferred Agreements.


7.8      Confidentiality

         Buyer and Seller previously entered into a Nondisclosure Agreement dated December 3, 1998 (the "NDA"). The NDA is hereby incorporated by reference into and made a part of this Agreement, and will remain in full force and effect following execution of this Agreement.


                                    ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement shall be subject, at the option of Buyer, to the satisfaction, on or prior to the Closing Date, of the following conditions.


8.1      No Misrepresentation or Breach of Covenants and Warranties.

         Each of the representations and warranties of Seller contained or referred to herein and in the Additional Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; Seller shall have complied with and not otherwise breached the covenants set forth herein; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller.

8.2      No Restraint or Litigation.

         No action, suit, investigation or proceeding shall have been instituted or overtly threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

8.3      Necessary Approvals.

         The parties shall have received the consent of all Persons necessary to consummate the transactions contemplated hereby, which are either specified in
Schedule 4 or contemplated by Section 6.6 ("Government Filings") hereof.

8.4      Employees.

         The key employees on Schedule 7.1 mutually identified by Buyer and Seller shall have accepted (and not withdrawn) offers of employment by Buyer extended as contemplated by Section 7.1 ("Employment Matters") hereof.

8.5      Additional Agreements.

         Each of the Additional Agreements shall have been duly executed by Seller or its Affiliates and shall be in full force and effect.


8.6      No Material Adverse Change.

         There shall have been no material adverse change with respect to the Purchased Assets or the Operations.


                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement shall be subject, at the option of Seller, to the satisfaction, on or prior to the Closing, of the following conditions:

9.1      No Misrepresentation or Breach of Covenants and Warranties.

         Each of the representations and warranties of Buyer contained or referred to in this Agreement and the Additional Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; Buyer shall have complied with and not otherwise breached the covenants set forth herein; and there shall have been delivered to Seller a certificate or certificates to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

9.2      No Restraint or Litigation.

         No action, suit, investigation or proceeding shall have been instituted or overtly threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

9.3      Necessary Approvals.

         The parties shall have received the consent of all Persons necessary to consummate the transactions contemplated hereby, which are either specified in
Schedule 4 or contemplated by Section 6.6 ("Government Filings") hereof.

9.4      Additional Agreements.

         Each of the Additional Agreements shall have been duly executed by Buyer or its Affiliates and shall be in full force and effect.

9.5      No Material Adverse Change.

         There shall have been no material adverse change with respect to Buyer's business, operating results or financial condition.

                                   ARTICLE 10

                                 INDEMNIFICATION

10.1     Indemnification by Seller; Seller Liability.

         Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses incurred by Buyer in connection with or arising from:

         (a) any breach by Seller of any of its covenants in this Agreement;

         (b) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto; and

         (c) the Retained  Liabilities.

         The indemnification provided for in Section 10.1(a) and 10.1(c) shall not terminate. The indemnification provided for in Section 10.1(b) shall terminate one (1) year after the Closing Date and no claims shall be made by Buyer under this Section 10.1(b) thereafter, except that the indemnification by Seller shall continue as to any Loss of which Buyer has notified Seller, including the general circumstances giving rise thereto, in accordance with the requirements of Section 10.3 ("Notice of Claims") on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this
Article 10, and Seller shall, if required to do so under a final judgement of a court or final decision of an arbitrator have reimbursed Buyer for the full amount of such Loss in accordance with this Article 10, provided however, that Seller shall only have liability under this Section 10.1 once the aggregate of all Losses exceeds [*] and thereafter, only if the amount of Loss arising from the same or single set of circumstances is in excess of [*].

         In addition to the foregoing, Buyer and Seller agree that Seller shall only have liability under this Agreement once the aggregate of all Losses for which Seller is liable to Buyer exceeds [*] and thereafter, only if the amount of Loss arising from the same or single set of circumstances for which Seller is liable to Buyer is in excess of [*] provided, however, that this sentence shall not apply to a claim by Buyer against Seller that arises from any adjustment of the purchase price as described in Section 2.5(a).

10.2     Indemnification by Buyer.

         Buyer agrees to indemnify and hold harmless Seller from and against any and all Losses incurred by Seller in connection with or arising from:




[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

     (a) any breach by Buyer of any of its covenants in this Agreement;

     (b) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or any certificate delivered by or on behalf of Buyer pursuant hereto; and

     (c) the Assumed Liabilities;

     (d) claims for which Buyer is required to indemnify Seller under Section 7.1(f) hereof; and

     (e) the use of the Purchased Assets, the conduct of the Operations or the use of the Leased Facility from and after the Closing Date.

         The indemnification provided for in Section 10.2(a), 10.2(c), 10.2(d), and 10.2(e) shall not terminate. The indemnification provided for in Section 10.2(b) shall terminate one (1) year after the Closing Date, and no claims shall be made by Seller under Section 10.2(b) thereafter, except that the indemnification by Buyer shall continue as to any Loss or Expense of which Seller has notified Buyer in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article 10, and Buyer shall have reimbursed Seller for the full amount of such Loss in accordance with this Article 10.

10.3     Notice of Claims.

         Buyer or Seller (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts then known with respect to such claim for indemnification hereunder and shall include in such Claim Notice the amount of such claim (to the extent then known), and a reference to the provision of this Agreement or any other Additional Agreement, executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

         After delivery of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article 10 shall be determined in accordance with the dispute resolution mechanism set forth in Section 12.12 hereto.

10.4      Third Party Claims.


          The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third
Person claim,   action  or  suit  against  any  Indemnified  Party  as  to which
indemnification   will  be  sought  by  such  Indemnified  Party  from  any
Indemnitor  hereunder,  and in any such case the  Indemnified  Party  shall
cooperate  in   connection   therewith  and  shall  furnish  such  records,
information   and   testimony  and  attend  such   conferences,   discovery
proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. So long as the Indemnitor is defending in good faith any third Person claim as to which indemnification has been sought hereunder, the Indemnified Party shall not settle or compromise such third Person claim without Indemnitor's prior written consent.

10.5     Environmental Indemnification by Seller.

         (a) Indemnification. Notwithstanding anything to the contrary in this Agreement, Seller agrees to indemnify and hold harmless Buyer from and against any and all Pre-Existing Environmental Liabilities.

         (b) Adequate Protection From Loss. Seller acknowledges that its obligations under the foregoing Section 10.5 (a) shall arise upon the service or filing of an action or proceeding regarding any Losses for which Seller is liable under this indemnity, and not merely upon the realization by an Indemnified Party of an actual loss; and, therefore, Seller agrees, within fifteen (15) days following receipt of a written notice regarding the service or filing of such action or proceeding to indemnify and hold harmless the Indemnified Party from such Losses. If it is determined that the subject Losses, or some portion of them, pertain to circumstances first occurring after the Closing Date that are subject to Section 10.6 hereof, Buyer shall promptly refund to Seller on a equitable prorata basis the Losses Seller incurred in providing indemnity and hold harmless protection.

         (c) Waiver by Seller. To the extent permitted by applicable Law, Seller, on behalf of itself and its Successors (other than Buyer), after consultation with counsel, hereby waives (i) any and all rights to join Buyer and its Successors in any litigation or proceeding to the extent, but only to the extent arising out of or in connection with any Pre-Existing Environmental Liabilities; and (ii) any and all Losses which any of them may have in respect to any Pre-Existing Environmental Liabilities.

         (d) Survival. It is expressly acknowledged by Seller that the acts, omissions, breach of any covenant in this Agreement or in any Additional
Agreement, or violation of environmental Laws by Buyer and/or Successors (whether active, passive, negligent, wrongful or in violation of any agreement) shall not impair the right of any of such Persons (including the Person acting or omitting the act) to enforce Seller's indemnification obligations pursuant to this Section 10.5. The obligations and rights of the parties under this Section 10.5 are in addition to, independent from, and severable from the rights and obligations of the parties under this Agreement or any other agreement between them and shall survive, notwithstanding the termination, expiration or breach of such agreements or any other agreement between any of the parties hereto and notwithstanding any other act or omissions of the parties, whether or not such acts are in violation of the express provisions of this Agreement or applicable Requirements of Laws.


10.6     Environmental Indemnification by Buyer.

         (a) Indemnification. Buyer agrees to indemnify and hold harmless Seller from and against any and all Losses incurred to the extent caused by or arising out of any of the following liabilities which are not otherwise Pre-Existing Environmental Liabilities ("Buyer Environmental Liabilities"):

         (i) the presence of Contamination as a consequence of the Release after the Closing Date of Hazardous Material by Buyer or any of Buyer's agents, employees or contractors on or about the Leased Facility or the Operations on or about the Leased Facility after the Closing Date.

         (ii) any Hazardous Material Activity or Remediation Activity on the Leased Facility after the Closing Date.

         (iii) the exposure after the Closing Date of any employee of any Seller or any other Person to any Contamination described in sub-part (i) above, at any time, to any Hazardous Material in the course of or a consequence of any Hazardous Material Activity conducted on or about the Leased facility after the Closing Date.

         (b) Adequate Protection From Loss. Buyer acknowledges that its obligations under the foregoing Section 10.6 (a) shall arise upon the service or filing of any action or proceeding for which Buyer is liable under this indemnity, and not merely upon the realization by the Indemnified Party of an actual loss; and, therefore, Buyer agrees, within fifteen (15) days following receipt of a written notice regarding the service or filing of such action or proceeding indemnify and hold harmless the Indemnified Party. If it is determined that the subject Losses, or some portion of them, pertain to circumstances first occurring prior to the Closing Date, that are subject to the provisions of Section 10.5 hereof, Seller shall promptly refund to Buyer on an equitable prorata basis, the Losses Buyer incurred in providing indemnity and hold harmless protection.

         (c) Waiver by Buyer. To the extent permitted by applicable law, Buyer, on behalf of itself and its Successors, after consultation with counsel, hereby waives any and all rights to join Seller and their Successors in any litigation or proceeding to the extent, but only to the extent, arising out of or in connection with any Buyer Environmental Liabilities; and any and all Losses which any of them may have with respect to any Buyer Environmental Liability to which Seller did not exacerbate or contribute.

        (d) Survival. It is expressly acknowledged by Buyer that the acts, omissions, breach of any covenant in this Agreement or in any Additional Agreement, or violation of Environmental Laws by Seller and/or its respective Successors (whether active, passive, negligent, wrongful or in violation of any agreement) shall not impair the right of any such Persons (including the Person acting or omitting to act) to enforce Buyer's indemnification obligations pursuant to this Section 10.6. The obligations and rights of the parties under this Section 10.6 are in addition to, independent from, and severable from the rights and obligations of the parties under this Agreement or in any Additional Agreement between them and shall survive, notwithstanding the termination, expiration or breach of such agreements between any of the parties hereto and notwithstanding any other act or omission of the parties, whether or not such acts are in violation of the express provisions of this Agreement, any Additional Agreement or Requirements of Laws.


10.7     Special Understanding Regarding Pre-Existing Lead in the Exhaust
         System.

         Seller acknowledges the presence of a Hazardous Material within the Leased Facility as more particularly described in Subsection 4.11 of
Schedule 4 ("Pre-Existing Lead in the Exhaust System"). With respect and only with respect to such Pre-Existing Lead in the Exhaust System, Trimble and Solectron agree that:


         (a) Pre-Existing Lead in the Exhaust System existing at the Closing Date shall be deemed a Pre-Existing Environmental Liability; and

         (b) Any further accretion or deposit of lead in the affected exhaust system occurring after the Closing Date shall be deemed a Pre-Existing Environmental Liability to the extent that such further accretion or deposit occurs both (i) in the regular course of Buyer's manufacture of Seller's products after the Closing Date under the Supply Agreement, AND (ii) in the substantially the same manner and at the substantially the same rate (or a lower rate) as occurred before the Closing Date.


                                   ARTICLE 11

                                   TERMINATION


11.1     Termination.

         Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

         (a)  by the mutual written consent of Buyer and Seller;

         (b) by either party if the other party fails to satisfy the conditions to Closing required under this Agreement through no fault of such other party;

         (c) by Buyer in the event of any material breach by Seller of any of the representations, warranties, covenants or agreements of Seller contained herein and the failure of Seller to cure such breach within fifteen (15) days after receipt of notice from Buyer requesting such breach to be cured; or

         (d) by Seller in the event of any material breach by Buyer of any of Buyer's representations, warranties, covenants or agreements contained herein and the failure of Buyer to cure such breach within fifteen (15) days after receipt of notice from Seller requesting such breach to be cured.

11.2     Notice of Termination.

         Any party desiring to terminate this Agreement pursuant to Section 11.1 ("Termination") above shall give notice of such termination to the other parties to this Agreement.

11.3     Effect of Termination.

         In the event that this Agreement  shall be terminated  pursuant to this
Article 11, all further obligations of the parties under this Agreement (other than Sections 12.2 ("Notice"), 12.8 ("Expenses"), 12.11 ("Governing Law") and
12.12 ("Dispute Resolution") shall be terminated, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

                                   ARTICLE 12

                               GENERAL PROVISIONS

12.1     Survival of Obligations.

         All  representations, warranties, covenants and obligations  contained
in this  Agreement  shall  survive  the   consummation  of  the   transactions
contemplated  by  this  Agreement.   The  respective   representations  and
warranties of each party hereto contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto and shall survive the Closing Date.


12.2     Notice

         All notices, requests and other communications permitted or required to be given pursuant to this Agreement shall be in writing and shall be sent by either recognized delivery service or certified or registered mail, return receipt requested and with all postage prepaid, to the recipient party at its address set forth below:

         If to Solectron:

                  Solectron Corporation
                  847 Gibraltar Drive, Building 5
                  Milpitas, CA  95035
                  Attention:  Chief Financial Officer and Legal Department
                  Facsimile:  (408) 956-6059

         If to Trimble:

                  Trimble Navigation Limited
                  645 North Mary Avenue
                  Sunnyvale, CA 94088-3642
                  Attention:  Chief Financial Officer and Legal Department

Each such notice shall be effective upon delivery or when delivery is refused. Either party may, by notice given in accordance herewith, designate another address for receipt of notice.

12.3     Successors and Assigns.

Neither party shall directly or indirectly assign, sell, subcontract or otherwise transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party, except as permitted in this Section. Either party may, without the prior notice to or written consent of the other party, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger, sale of substantially all of its assets or any other similar corporate transaction in which fifty percent (50%) or more of a party's equity securities or fifty percent (50%) or more of a party's shareholders' voting power, are transferred, sold or exchanged, provided that the Successor assumes all of the assigning party's obligations under this Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this
Section 12.3 any right, remedy or claim under or by reason of this Agreement.

12.4     Access to Records After Closing Date.

         In the event that buyer reasonably requires records of Seller after the Closing Date, the parties agree to meet and discuss same.

12.5     Entire Agreements; Amendments.

         This Agreement and the exhibits and schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understanding between or among any of the parties hereto including without limitation the Letter of Intent between the Parties dated April 9, 1999 and the Letter of Intent between the Parties dated July 23, 1999. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.


12.6     Interpretation.

         Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

12.7     Waivers.

         Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

12.8     Expenses.

         Except as otherwise expressly agreed to in writing by the parties and subject to Section 6.6 hereof, each party hereto will pay all Expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

12.9     Partial Invalidity.

         Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall be held to be invalid,
illegal  or  unenforceable   in  any  respect,   such  provision  shall  be
ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.


12.10    Governing Law.

          This Agreement shall be governed by and the legal relations between the parties shall be determined in accordance with the substantive laws of the State of California, without regard to the conflicts of law principles of the State of California.

12.11    Dispute Resolution.

         Except for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief pending further action by the arbitrators, all claims or disputes related to or arising from this Agreement or the commercial relationship of the parties that are not resolved by negotiation and mutual agreement shall be submitted to final and binding arbitration before JAMS/ENDISPUTE, or its successor, for arbitration in Santa Clara County, California pursuant to the United States Arbitration Act, 9 U.S.C. ss.1 et seq., unless the parties mutually agree otherwise. Either Party may commence the arbitration process by filing a written demand for arbitration with JAMS/ENDISPUTE, with a copy to the other Party. The arbitration will be conducted in accordance with the provisions of JAMS/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Each Party will select an arbitrator from JAMS/ENDISPUTE's panel of neutrals and together the selected arbitrators shall mutually agree on a third arbitrator. The parties covenant that they shall participate in the arbitration in good faith, and that they shall share equally in its costs, except for attorneys' fees and expenses of witnesses which shall be borne by the Party incurring the fees or producing the witness. The arbitration award shall be in writing and shall specify the factual and legal bases of such award. The arbitration award shall be final and binding, and judgment thereon may be entered by any court of competent jurisdiction. The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court order or to enable its entry or enforcement as a judgment, disclose the arbitration award to any third Party, excluding personnel in their Affiliates and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement. The arbitrator shall not have the power to render an award of punitive, exemplary or treble damages. To the extent of any conflict, this provisions of this Agreement shall supersede and control any JAMS/ENDISPUTE rules. The provisions of this Section 12.11 may be enforced by any court of competent jurisdiction, and the prevailing Party in such enforcement action shall recover from the other Party its costs, reasonable attorney fees and expenses, from the other Party.

12.12     Counterparts.

         This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original and when taken together shall constitute a single fully-signed original, regardless whether the parties' signatures appear together on the same document or separately on one or more counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed on the date first above written.

                                  SOLECTRON CORPORATION

                                  By:

                                  Name:

                                  Title:


                                  SOLECTRON FEDERAL SYSTEMS, INC.

                                  By:

                                  Name:

                                  Title:

                                  TRIMBLE NAVIGATION LIMITED

                                  By:

                                  Name:

                                  Title:

                                    EXHIBIT D
                            Purchase Price Allocation



1.   Tangible Assets
     [*]                                                                 [*]
     [*]                                                                 [*]
     [*]                                                                 [*]
     [*]                                                                 [*]

2.   Intangible Assets
     [*]                                                                 [*]

     [*]                                                                 [*]
     [*]                                                                 [*]


Total Purchase Price                                          $27,924,321.78




[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

                                    EXHIBIT E
                         Transitional Services Agreement

1.       TRANSITIONAL SUPPORT SERVICES

         The Parties agree that during the period of time that  Solectron
         produces products  at  Trimble's   Sunnyvale,   California  facility
         ("Transition Period"), and in connection with the sublease agreements attached to the Asset Purchase Agreement as Exhibit A (the "Sublease Agreements"), Trimble shall perform the transitional support services as described below.

2.       SUBLEASE, AND FACILITIES SERVICES
         2.1.   Sublease

                Trimble will sublease to Solectron and Solectron will sublease from Trimble a total of 55,121 square feet, more or less of the manufacturing-related areas in Buildings 6, 6X, 8 and 10, in accordance with the terms and conditions of the Sublease Agreements. In the event of any conflict between the terms of the Sublease Agreements executed by the Parties and this Section 2, the terms of the Subleases shall be controlling.

         2.2.   Facilities Services

                Trimble shall provide the following services ("Facilities Services") (i) during the Transition Period; (ii) in substantially the same manner as Trimble provides the same or like services to itself of its employees; and (iii) at no additional charge to Solectron:

                    2.2.1 Use of the existing restroom, break- or lunch-room, and conference room facilities;

                    2.2.2 Facilities maintenance, including janitorial, general building and grounds maintenance, and heating, ventilation and air conditioning (HVAC) maintenance in accordance with Sublease Agreements terms;

                    2.2.3 Utilities and depreciation, in accordance with Sublease Agreements terms;

                    2.2.4  Personal  property  taxes;

                    2.2.5 Coffee and bottled water support and supplies in the break- and lunch-rooms;

                    2.2.6  Paper and battery recycling;

                    2.2.7 Ergonomic evaluation of work space and furniture as requested by Solectron; except that any special furniture or equipment purchased, will be purchased at Solectron's sole cost and will become the property of Solectron;

                    2.2.8 Use of installed telephone lines and network cabling infrastructure, in accordance with Sublease Agreements terms;

                    2.2.9  Security guard services;

                    2.2.10 use of copiers  with  Solectron's  prorated  usage of photocopiers solely used by Solectron allocated to the Solectron Department(s);

                    2.2.11 Paper shredding services; and

                    2.2.12 Use of common area parking  facilities shared with
                           Trimble employees on a "first come first serve" basis.

          2.3.    Excluded Services

                  The Facilities Services shall not include the following services ("Excluded Services"), for which Solectron shall be solely responsible.

                    2.3.1 Modifications to existing facilities;

                    2.3.2 Replacements  of, or  modifications  to HVAC or other fixtures or facilities equipment required by Solectron to meet its expanded needs;

                    2.3.3 Long distance telephone calls, and costs of
                          Solectron's pro-rata share of voicemail lines/800 lines/and other "common" telecom services in accordance with Sublease Agreements;

                    2.3.4 Adding,  moving,  and  changes  to  telephone  phone and network cabling system infrastructure done by Trimble employees or contractors;

                    2.3.5 Additional  furniture and/or equipment  requested by
                          Solectron  employees;

                    2.3.6 Office  supplies;

                    2.3.7 Moving or changing  Solectron  employees  either
                          onsite  (Sunnyvale) or offsite;

                    2.3.8 Special ergonomic  furniture or equipment purchased
                          for Solectron  employees;  and

                    2.3.9 Any other  services not expressly included in
                          paragraph 2.2.

3.       IS SUPPORT SERVICES

         In addition to the Facilities Services described above, Solectron and Trimble shall each provide its information services support ("IS Support Services") as described below.

         3.1      Network

                  Solectron will, at its cost, provide a T1 network line from its Milpitas campus to Trimble's facility at 930 Benicia
                  Avenue in Sunnyvale, California, and such routers as are reasonably necessary to set up their own network infrastructure and email during the Transition Period. Trimble will provide reasonable access to Solectron for its performance of its obligations under this paragraph 3.1. Solectron will permit Trimble to install such security devices as Trimble deems necessary, in Trimble's business judgment, to maintain the confidentiality of its Proprietary Information.

          3.2     CA/MANMAN Setup and Support

                  3.2.1 Trimble will set up a separate database on a Computer Associates' MANMAN platform ("DB8"). Trimble has or will procure for Solectron a six (6) month license, beginning upon Closing, for Solectron to use DB8 on site in Sunnyvale for all their materials requirements planning, production floor transactions and inventory receipt, subject to the terms of an end user license agreement that Trimble will provide to Solectron upon request. Upon the conclusion of the 6-month period, Solectron must obtain its own license to use the
                          Computer Associates MANMAN software. Except as expressly provided in this paragraph 3.2.1, DB8 will not support any financial transaction or other capabilities.

                   3.2.2 Such server system administration support shall include (i) monitoring back-ups, (ii) administering user accounts and privileges, (iii) maintaining databases, and (iv) such other services as the Parties may agree.

                  3.2.3   Trimble will provide between twenty (20) and forty
                          (40) hours per week of ongoing MANMAN application support at the rate of [*] during the Transition Period. Such applications support shall only include, and Trimble shall only be responsible for supporting, Solectron's critical business processes in the MANMAN environment. Solectron will be responsible for any additional services including, but not limited to customer report requests. From time to time, changes may be required to the MANMAN system. Trimble will make reasonable efforts to communicate and coordinate required changes to SLR, which may include scheduled system downtime. Any modifications to MANMAN code can and will be initiated by Trimble only. It is expected that Solectron will adapt to any changes or upgrades that Trimble makes to the MANMAN environment. In addition, the Solectron MANMAN database/application will not have access to a development/test environment.

              3.2.4 Trimble will provide ongoing support for other production floor related applications residing in the UNIX server MFGDBM1 at the rate of [*] during the Transition Period.

              3.2.5 Solectron shall be responsible for maintaining and supporting all personal computers, NT servers, printers, desktop applications and any other network devices used by Solectron employees on site in Sunnyvale.

              3.2.6 Trimble and Solectron may, at a later time and in each Party's discretion, identify additional services, which Trimble will provide under commercially reasonable terms and conditions.

             3.2.7 Solectron shall be responsible for ensuring Y2K compliance of any acquisition-specific reports or applications.




[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.


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     3.3      Other Applications

               3.3.1      Cognos/Impromptu.

                          Trimble has or will procure for Solectron a license, beginning upon Closing, for Solectron to use the following three (3) Cognos catalogues during the Transition Period: QDC, PQM and SMT (file names QDC1.cat, SMT1.cat and PQM1.cat)

               3.3.2      Manugistics/ Supply/C.

                          Trimble has or will procure for Solectron a license for four (4) seats of Manugistics software (2 management seats, 2 power user seats) for Solectron's use for six (6) months following Closing. Trimble will extract data from a MANMAN format and import the data to the Manugistics platform. At the end of the 6-month period, Solectron will be responsible for procuring its own license agreement with Manugistics.

               3.3.3      Microsoft/Office and other Microsoft Applications.

                          Trimble will retain all  Microsoft  licenses from the
                          transitioning   employees.   Solectron   will  obtain
                          licenses for its employees on site in Sunnyvale.

4.       SHARED PERSONNEL RESOURCES

         The Parties acknowledge that there are a number of open requisitions for employee positions designated to be transferred to Solectron. Some of the positions are currently filled by Trimble employees while the recruiting process is taking place. In the event that the positions are not filled by the Effective Date, and those unfilled positions are critical to the operations contemplated under the terms of the Parties' Agreement, Trimble will continue to provide such employee resources
         (ii) without additional charge for a period of thirty (30) days after the Effective Date of the Supply Agreement; (ii) at a rate of [*] after the Effective Dated of the Supply Agreement; and (iii) thereafter Trimble will charge Solectron at a rate of [ *].


5.       SHARED PRODUCTION EQUIPMENT

         Trimble currently owns and shall continue to be own certain equipment described on Attachment E-1 to this Exhibit E ("Production Equipment"). During the Transition Period, Trimble will permit Solectron to use the Production Equipment in Solectron's performance of its obligations under the Supply Agreement. Solectron's use of the Production Equipment shall be at the times and in the manner reasonably agreed to by Trimble in its sole and absolute discretion consistent with the intentions of the Parties expressed above.





[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

                                    EXHIBIT G

                                    Inventory
1.0      General

Seller  shall  deliver and consign to Buyer at Closing all  Inventory  listed on
Schedule 2.1(b) hereto. Buyer shall purchase such Inventory as provided below. Buyer will bear all risk of loss to the Inventory while it is in Buyer's possession and will use appropriate storage methods to maintain the Inventory in good condition.

2.0       Inventory  Consumption

Beginning on the Closing Date, Buyer shall use the items in the Inventory to the extent required to perform its services under the Supply Agreement (the "Services"). Title to such Inventory items so used ("Consumed Inventory") will pass from Seller to Buyer, and Consumed Inventory will be deemed Purchased Assets, immediately upon Buyer's use of Consumed Inventory. On or before August 30, 1999, Buyer shall (i) furnish to Trimble an accounting of the Consumed Inventory, and (ii) remit to Trimble payment in cash for the Consumed Inventory at the prices provided in Schedule 2.1(b).


3.0       Inventory Purchase

On August 30, 1999, Buyer shall (i) purchase from Seller any Inventory not previously used in Buyer's performance of Services as described below ("Remaining Inventory"); and (ii) remit to Trimble payment in cash for the Consumed Inventory at the prices provided in Schedule 2.1(b), by wire transfer of immediately available funds to the bank account designated by Seller. Title to the Remaining Inventory shall pass to Buyer, and the Remaining Inventory shall be deemed Purchased Assets, immediately upon such payment.


4.0       Security

Buyer shall, at Closing, furnish to Seller an irrevocable letter of credit, in a form and drawn from a bank reasonably satisfactory to Seller, in the amount of [*], to secure timely payment of Buyer's obligations under this Exhibit G.

5.0      Miscellaneous

Although Buyer may, for administrative convenience, issue purchase orders to Seller for the Inventory, any terms, conditions or information appearing on or accompanying any purchase order shall be of no effect unless Seller expressly agrees otherwise in a separate, signed writing.





[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

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